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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): November 29, 2000
                                                  -----------------



                             PARTY CITY CORPORATION
                             ----------------------
             (Exact name of registrant as specified in its charter)



          Delaware                       0-27826               22--3033692
     ------------------             -----------------        -------------
(State of other jurisdiction        (Commission File           (IRS Employer
     of incorporation)                   Number)             Identification No.)



400 Commons Way, Rockaway, NJ                                         07866
---------------------------------                                  -----------
(Address of principal executive offices)                            Zip Code



    Registrant's telephone number, including area code: (973) 983-0888
                                                        --------------



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Item 5. Other Reportable Events

     On November 29, 2000, Party City Corporation (the "Company") announced that it amended and restated its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, January 1, 2000 and April 1, 2000 to give effect to the audit adjustments recorded for the quarter ended December 31, 1998. The effects of the adjustments on the Company's previously unaudited consolidated financial statements were to (1) increase net income and retained earnings by $824,000 for the quarter ended December 31, 1998, (2) increase net loss by $862,000 and decrease retained earnings by $30,000 for the quarter ended March 31, 1999 and
(3) decrease net loss for the quarter ended July 3, 1999 by $38,000. There were no effects on the Company's retained earnings as of July 3, 1999, or on earnings or retained earnings for any period subsequent to July 3, 1999.

     A copy of the press release issued by the Company announcing the SEC filings is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     99.1   Press release of Party City Corporation, dated November 29, 2000.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PARTY CITY CORPORATION

Dated: November 29, 2000                By: /s/ Thomas E. Larson
                                            ------------------------------
                                        Name:  Thomas E. Larson
                                        Title: Chief Financial Officer